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                                                                    EXHIBIT 23.2
                                                            ACCOUNTANTS' CONSENT



INFOCURE CORPORATION

         We consent to the use of the reports of BDO Seidman, LLP included herein regarding the following corporations:

                           InfoCure Corporation dated November 29,
                           1996 American Medcare Corporation
                           dated April 12, 1996 Kcomp Management
                           Systems, Inc. dated November 15, 1996
                           Millard-Wayne, Inc. dated October 28,
                           1996 Health Care Division (a
                           division of Info Systems of North
                           Carolina,
                                Inc.) dated November 8, 1996 Rovak,
                           Inc. dated November 16, 1996 DR
                           Software, Inc. dated November 23,
                           1996.

         We also consent to the reference to our firm under the heading "Experts" in the Prospectus.



BDO Seidman, LLP
Atlanta, Georgia
January 22, 1997

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                                                                   EXHIBIT 23.2
                                                           ACCOUNTANTS' CONSENT


         We consent to the use of our report included herein regarding Healthcare Information Systems, Inc. dated October 31, 1996 and to the reference to our firm under the heading "Experts" in the Prospectus.



BDO Seidman, LLP
St. Louis, Missouri
January 22, 1997